UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2012, Cliff Haigler joined Carriage Services, Inc. (the “Company”) as Director of Financial Reporting of the Company. Mr. Haigler will report to L. William “Bill” Heiligbrodt and assist Mr. Heiligbrodt in overseeing the finance function. Mr. Haigler will also be responsible for the accounting operations of the Company. Mr. Haigler does not have a written employment agreement with the Company. Prior to joining the Company, Mr. Haigler, age 56, served as a consultant and director with Sirius Solutions, L.L.L.P., an independent business consulting firm, from April 2012 to September 2012. From April 2009 through April 2012, Mr. Haigler was self-employed as an independent consultant. From 1995 to 2009, Mr. Haigler served as a partner and managing director of Business Ventures Corp., a private equity firm focused on roll-ups and consolidation merger transactions across a wide range of industries. During his tenure at Business Ventures Corp., Mr. Haigler helped found numerous companies, including Digital Music Group, Inc., Centerprise Advisors Inc. and Quanta Services, Inc. Mr. Haigler served as Chief Financial Officer of Digital Music Group, Inc. from September 2005 to April 2006 and again from September 2007 through March 2008. He also served as Chief Financial Officer of Trans-India Acquisition Corporation from July 2007 to March 2009. Mr. Haigler is both a Chartered Financial Analyst and Certified Public Accountant and possesses a Bachelor of Business Administration with a major in Finance from the University of Texas at Austin as well as a Master in Business Administration from Harvard Business School.

There are no family relationships among Mr. Haigler and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Haigler that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Effective as of September 26, 2012, Mr. Heiligbrodt will serve as the Company’s principal financial officer and Mr. Haigler will serve as the Company’s principal accounting officer, each replacing Viki K. Blinderman, who has been serving in both roles on an interim basis. Ms. Blinderman will continue to serve as the Corporate Controller and Chief Accounting Officer of the Company.

Mr. Heiligbrodt has served as the Company’s Vice Chairman of the Board, Executive Vice President and Secretary since September 2011. From February 2009 to September 2011, Mr. Heiligbrodt was an independent director of the Company. From February 2003 until his appointment on the Board, Mr. Heiligbrodt was a private investor and managing partner in a family business. From February 1999 to February 2003, he served as a consultant to Service Corporation International, a funeral services corporation (“SCI”). Mr. Heiligbrodt was the President and Chief Operating Officer of SCI until February 1999, and, prior to holding such positions, served in various management positions with SCI beginning in February 1990. Prior to joining SCI, Mr. Heiligbrodt served as President of Provident Services, Inc. from March 1988 to February 1990. Prior to that, he served for five years as Vice Chairman and Chief Executive Officer of WEDGE Group Incorporated. Before Wedge Group Inc., Mr. Heiligbrodt served as Chairman of Texas Commerce Bank, Houston and Vice Chairman of Texas Commerce Bancshares, Inc. and as a director of both companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: September 28, 2012	By:	/s/ Melvin C. Payne

Melvin C. Payne
Chairman of the Board and Chief Executive Officer